EXHIBIT 32

SECTION 1350 CERTIFICATION

Each of the undersigned hereby certifies in his capacity as an officer of MutualFirst Financial, Inc. (the “Registrant”) that the Quarterly Report of the Registrant on Form 10-Q for the period ended September 30, 2018 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.

Date: November 8, 2018	By:	/s/ David W. Heeter
David W. Heeter

President and Chief Executive Officer

Date: November 8, 2018	By:	/s/ Christopher D. Cook
Christopher D. Cook

Senior Vice President, Treasurer and Chief Financial Officer